Exhibit 2

RESOLUTION OF THE

BOARD OF DIRECTORS OF

FINNOVATE SPONSOR LLC

Effective as of April 17, 2022

The undersigned, compromising all the members of the board of directors (the “Board”) of Finnovate Sponsor LLC, a Delaware limited liability company (the “Company”), hereby adopt this written resolution in lieu of a meeting and pursuant to the authority contained in the Delaware Limited Liability Company Act, and without the formality of convening a meeting, to the adoption of the following preambles and resolutions, to have the same force and effect as if duly adopted at a duly convened meeting of the board of directors of the Company:

WHEREAS, Finnovate Sponsor L.P., a limited partnership formed under the laws of the State of Delaware (the “Sponsor”) holds certain Class B ordinary shares (“Shares”) of Finnovate Acquisition Corp., a Cayman Islands exempted company (“Finnovate”)

WHEREAS, the Company is acting as the General Partner of the Sponsor;

WHEREAS, the Sponsor wishes to file any required forms with the Securities and Exchange Commission (“SEC”) according to the provisions of the Securities Exchange Act of 1934 (“Securities Exchange Act”);

NOW, THEREFORE, BE IT RESOLVED, that each of the Company’s officers and directors is authorized to prepare, execute, acknowledge, deliver and file (i) any Schedule 13D or Schedule 13G (including any amendments thereto) and/or (ii) any Form 3, Form 4 or Form 5 (including any amendment thereto) on behalf of the Company that is required with respect to the securities of Finnovate, with the SEC, any securities exchanges, as considered necessary or advisable under Section 13(d) and/or Section 16(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder, as amended from time to time (“Section 13(d)” and “Section 16(a)”, respectively), with the right (a) to grant a power of attorney, with power of substitution, to act in his stead or (b) to otherwise name a designee in a manner permitted by Sections 13(d) and Section 16(a), with power of substitution, to act in his stead

IT IS FURTHER RESOLVED, that each of the Company’s officers and directors is authorized to seek or obtain, as the Company’s representative and on the Company’s behalf, information on transactions in the securities of Finnovate from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and perform any and all other acts which in his discretion are necessary or desirable for and on behalf of the Company in connection with the foregoing.

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GENERAL AUTHORITY

BE IT RESOLVED, that each of the Company’s officers and directors be, and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to execute and file (i) any Schedule 13D or Schedule 13G (including any amendments thereto) and/or (ii) any Form 3, Form 4 or Form 5 (including any amendment thereto) or cause to be executed and filed all such other documents, instruments and agreements, and to make such filings and submissions, in the name and on behalf of the Company, to incur and to pay all such fees and expenses and to engage as he shall in his judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolution and the execution by such officers or director of any such document, or the payment of any such expenses or the carrying out of any act by any officer or director of the Company in connection with the foregoing matters shall conclusively establish such officer or director’s authority therefor and the approval of the documents so executed, the expenses so paid, the filings so made and the actions so taken; and

BE IT FURTHER RESOLVED, that all the actions previously taken by any of the Company’s directors and officers in connection with the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the undersigned has duly executed this written consent to be effective as of the date first written above.

/s/ David Gershon
Name:	David Gershon
Title:	Director

/s/ Ron Golan
Name:	Ron Golan
Title:	Director

/s/ Uri Chaitchik
Name:	Uri Chaitchik
Title:	Director

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Exhibit A